UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  June 8, 2011

DEL MONTE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	333-107830-05	75-3064217
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Maritime Plaza, San Francisco, California	94111
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:            (415) 247-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On March 10, 2011, Del Monte Foods Company filed a Current Report on Form 8-K reporting, among other things, the appointment of Simon E. Brown, Neil Harrison, David Hooper, James M. Kilts, Stephen Ko, Iain Leigh, Kevin A. Mundt, Dean B. Nelson, and Brian K. Ratzan to its board of directors. Each such person was also appointed to the board of directors of Del Monte Corporation, the wholly-owned subsidiary of Del Monte Foods Company. At the time of these original appointments to the boards of directors of Del Monte Foods Company and Del Monte Corporation, membership of the board committees had not been determined. On April 26, 2011, Del Monte Foods Company merged with and into Del Monte Corporation. Del Monte Corporation was the surviving corporation in such merger.

On May 19, 2011, Del Monte Corporation filed a Current Report on Form 8-K reporting, among other things, the appointment of David J. West to its board of directors, effective June 12, 2011. At the time of this appointment to the board of directors of Del Monte Corporation, membership of the board committees had not been determined.

Section 5- Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 8, 2011, the Board of Directors of Del Monte Corporation established an Audit Committee and a Compensation and Benefits Committee and appointed the following directors as members of such Committees:

Audit Committee

Brian K. Ratzan*

David Hooper

Stephen Ko

Compensation and Benefits Committee

Simon E. Brown*

James M. Kilts

Kevin A. Mundt

*	Committee Chairperson

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEL MONTE CORPORATION

By:	/s/ James Potter

Name:	James Potter
Title:	Secretary

Date: June 9, 2011